UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2024, Michael Hartmeier submitted his resignation as a member of the Board of Directors (the “Board”) of Full House Resorts, Inc. (the “Company”), effective immediately.  Mr. Hartmeier’s resignation was not because of a disagreement with the Board or the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Hartmeier is pursuing a new opportunity within the gaming industry, and the Company is appreciative of Mr. Hartmeier’s service on the Board and wishes him continued success.

In connection with Mr. Hartmeier’s resignation, the Board reduced the size of the Board from eight to seven directors.  Prior to his resignation, Mr. Hartmeier served as the Chairperson of the Nominating and Corporate Governance Committee (the “Nominating Committee”) and as a member of the Compensation Committee.  The Board appointed Lynn Handler as the new Chairperson of the Nominating Committee, and each of the Nominating Committee and the Compensation Committee have been reduced from four members to three members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: June 12, 2024	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer